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                                                                    EXHIBIT 11.1

                                SOLOPOINT, INC.
                      WEIGHTED AVERAGE SHARES COMPUTATION
                                 March 31, 1997

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


                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                             ---------
                                                           1997     1996
                                                           ----     ----
                                                             (Unaudited)
Weighted average common shares outstanding...........   3,499,780     390,399
Common equivalent shares from stock options,
 warrants, and Series A-6 and A-7
 preferred stock granted or issued
 during the twelve month period (1)..................           -   1,050,185
Convertible preferred stock, as if converted.........           -     510,585
                                                        ---------   ---------
                                                        3,499,780   1,951,169
                                                        =========   =========

Calculated as follows:
 Series A-6 and A-7 convertible preferred
  stock issued during the period September 15,
  1995 through September 14, 1996....................     642,853
 Issuance of common stock during the period
  September 15, 1995 through September 14, 1996......     362,062
 Options granted during the period September 15,
  1995 through September 14, 1996....................      50,300
                                                        ---------
                                                        1,055,215
 Shares assumed repurchased under the
  treasury stock method..............................      (5,030)
                                                        ---------
                                                        1,050,185
                                                        =========
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